UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Exchange Agreement

On October 21, 2022, FAT Brands Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Twin Peaks Holdings, LLC (“Twin Holdings”), pursuant to which the Company redeemed from Twin Holdings 1,821,831 shares of the Company’s 8.25% Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) at a price of $23.69 per share, plus accrued and unpaid dividends to the date of redemption. Prior to the redemption, Twin Holdings held 2,847,393 shares of Series B Preferred Stock, which shares were issued to it on October 1, 2021 as partial consideration for the Company’s acquisition of the Twin Peaks restaurant chain.

Pursuant to the Exchange Agreement, the Company delivered to Twin Holdings the following Series 2022-1 secured notes (collectively, the “Notes”) issued by the Company’s special purpose, wholly-owned subsidiary, FAT Brands Royalty I, LLC in three tranches:

CUSIP	Security Description	Face Amount	Maturity Date	Coupon
31189TAJ3	Fat Brands RTY I LLC DTD 7/6/2022 4.750% 4/25/2051 (Fixed rate, senior secured notes, Class A-2)	$12,696,000	4/25/2051	4.75%
31189TAK0	Fat Brands RTY I LLC DTD 7/6/2022 8.000% 4/25/2051 (Fixed rate, senior subordinated secured notes, Class B-2)	$14,232,000	4/25/2051	8.00%
31189TAL8	Fat Brands RTY I LLC DTD 7/6/2022 9.000% 4/25/2051 (Fixed rate, subordinated secured notes, Class M-2)	$19,617,000	4/25/2051	9.00%

Under the Exchange Agreement, the Company also entered into a put/call arrangement with Twin Holdings with respect to the Notes, pursuant to which: (i) at any time prior to July 25, 2023, the Company may call from Twin Holdings all or a portion of the Class M-2 Notes at the outstanding principal balance multiplied by 0.86, plus any accrued plus unpaid interest thereon; (ii) at any time on or after the date of the Exchange Agreement, the Company may call from Twin Holdings, and at any time on or after July 25, 2023, Twin Holdings may put to the Company, all or a portion of the Class A-2 Notes and/or Class B-2 Notes at the outstanding principal balance multiplied by 0.94, plus any accrued plus unpaid interest thereon; and (iii) at any time on or after July 25, 2023, the Company may call from Twin Holdings, and Twin Holdings may put to the Company, all or a portion of the Class M-2 Notes at the outstanding principal balance multiplied by 0.91, plus any accrued plus unpaid interest thereon. All calls of Notes by the Company must be in minimum increments of $1,000,000. If the Company does not remit the applicable call price or put price upon a duly exercised call or put, as applicable, the amount owed by the Company will accrue interest at 10% per annum, which interest is due and payable in cash monthly by the Company.

Terms of the Notes

The Notes were issued by FAT Brands Royalty I, LLC (the “Issuer”) pursuant to a Base Indenture, dated March 6, 2020, and amended and restated as of April 26, 2021 (the “Base Indenture”), as amended by the Series 2022-1 Supplement (the “Series 2022-1 Supplement”), dated July 6, 2022, each of which is by and among the Issuer and UMB Bank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The aggregate amount of notes issued under the Series 2022-1 Supplement, a portion of which were delivered to Twin Holdings on October 21, 2022 under the Exchange Agreement, consisted of the following three tranches: (i) 4.75% Fixed Rate Senior Secured Notes, Class A-2, in an initial principal amount of $42,696,000; (ii) 8.00% Fixed Rate Senior Subordinated Secured Notes, Class B-2, in an initial principal amount of $14,232,000; and (iii) 9.00% Fixed Rate Subordinated Secured Notes, Class M-2, in an initial principal amount of $19,617,000.

Scheduled payments of principal and interest on the Notes are required to be made on a quarterly basis, in each case from amounts that are available for payment thereon under the Base Indenture. The legal final maturity of the Notes is April 25, 2051, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Notes will be repaid on July 25, 2023 (the “Anticipated Call Date”). If the Issuer has not repaid or refinanced the Notes by the Anticipated Call Date, additional interest equal to 1.0% per annum will accrue on each tranche of Notes.

Pursuant to the Base Indenture, the Notes are generally secured by a security interest in substantially all of the assets of the Issuer and its subsidiaries (the “Guarantors” and, together with the Issuer, the “Securitization Entities”). Also, under a Guarantee and Collateral Agreement, dated April 26, 2021, by and among the Guarantors in favor of the Trustee, the Guarantors have guaranteed the obligations of the Issuer under the Base Indenture and related documents and secured the guarantee by granting a security interest in substantially all of their assets. The Notes are subject to covenants and restrictions customary for transactions of this type set forth in the Base Indenture, including: (i) that the Issuer maintain specified reserve accounts to be used to make required payments in respect of the Notes; (ii) provisions relating to optional and mandatory prepayments, and the related payment of specified amounts; (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective; and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are subject to customary rapid amortization events provided for in the Indenture, including events tied to failure of the Securitization Entities and Manager to maintain the stated debt service coverage ratio and leverage ratios, the sum of systemwide sales for all restaurants being below certain levels on certain measurement dates, certain Manager termination events, certain events of default and the failure to repay or refinance the Notes on the anticipated repayment dates. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure of the Securitization Entities to maintain the stated debt service coverage ratio, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties and certain judgments.

The Notes are the obligations of the Issuer only, and neither the Company nor any other subsidiary of the Company other than the Guarantors are generally liable for the obligations of the Issuer under the Base Indenture or the Notes.

The above descriptions of the Base Indenture, Series 2022-1 Supplement, Exchange Agreement and Guarantee and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements filed herewith or incorporated by reference herein as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, each of which is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on October 24, 2022 announcing the transactions contemplated by the Exchange Agreement, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in the attached press release is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1 *	Base Indenture, dated March 6, 2020, and amended and restated as of April 26, 2021, by and between FAT Brands Royalty I, LLC and UMB Bank, N.A., as trustee and securities intermediary (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 26, 2021).

4.2 *	Series 2022-1 Supplement to the Base Indenture, dated July 6, 2022, by and between FAT Brands Royalty I, LLC and UMB Bank, N.A., as trustee and securities intermediary.

10.1	Exchange Agreement, dated October 21, 2022, by and between FAT Brands Inc. and Twin Peaks Holdings, LLC.

10.2	Guarantee and Collateral Agreement, dated April 26, 2021, by and among each of the Securitization Entities, as Guarantors, in favor of UMB Bank, N.A., as Trustee (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 26, 2021).

99.1	Press release, issued by the Company on October 24, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* This filing excludes certain schedules and/or exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 25, 2022

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer